Exhibit 10.6

FORM OF NUVEEN GLOBAL CITIES REIT, INC.

INDEPENDENT DIRECTOR COMPENSATION POLICY

Effective Date

On                 , 2018, the Board of Directors (the “Board”) of Nuveen Global Cities REIT, Inc. (the “Company”) adopted this Independent Director Compensation Policy, to be effective                 , 2018. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Nuveen Global Cities REIT, Inc. Independent Director Restricted Share Plan (the “Plan”).

Eligibility

This policy shall apply to directors of the Company who meet the requirements set forth for an “independent director” in the Company’s Charter.

Compensation

The following shall remain in effect until changed by the Board (collectively, the “Compensation”):

Annual Retainer:	$65,000
Audit Committee Chair Annual Retainer:	$10,000

Payment Timing and Form

Seventy-five percent (75%) of the applicable Compensation shall be paid quarterly in cash in arrears, as soon as possible following the end of the calendar quarter to which the Compensation relates, and twenty-five percent (25%) shall be paid in the form of Class I Restricted Stock.

Terms and Conditions of Class I Restricted Stock

•	Class I Restricted Stock shall be granted under, and subject to the terms and conditions of, the Plan, and the award certificate evidencing such grant.

•	The Class I Restricted Stock shall be granted on the first (1st) business day following the date that the annual meeting of stockholders (the “Annual Meeting”) is held (or, if the person becomes an Independent Director at any time other than at an Annual Meeting, the first business day following the effective date on which the person becomes an Independent Director) (in either case, a “Grant Date”). The number of shares of Class I Restricted Stock granted shall be determined by (A) dividing twenty-five percent (25%) of the Compensation due, taking into account any required proration as described below, by the then-current offering price before applicable selling commissions and dealer manager fees, determined as of the last day of the calendar quarter immediately preceding the Grant Date, and (B) rounding to the nearest whole number.

•

Unless and until provided otherwise by the Board, the Class I Restricted Stock granted pursuant to this Policy shall vest and become non-forfeitable on the one-year anniversary of the Grant Date, or, with respect to the Independent Director’s first Class I Restricted Stock grant, the one-year anniversary of the Independent Director’s election or appointment to the Board, provided that the Independent Director is providing services to the Company as a director on such vesting date. Notwithstanding the foregoing vesting schedule, the shares of

Class I Restricted Stock shall become fully vested on the earlier occurrence of: (i) the termination of the Independent Director’s service as a director of the Company due to his or her death or Disability; or (ii) a Change in Control of the Company. If the Independent Director’s service as a director of the Company terminates other than as described in clause (i) of the foregoing sentence, then the Independent Director shall forfeit all of his or her right, title and interest in and to any unvested shares of Class I Restricted Stock as of the date of such termination from the Board and such Class I Restricted Stock shall be reconveyed to the Company without further consideration or any act or action by the Independent Director.

Proration

•	If an Independent Director is newly appointed or elected to the Board at the Annual Meeting, then his or her Compensation shall be prorated to reflect his or her full calendar months of service (e.g. if the Annual Meeting is in May, then the first quarterly cash payment will be with respect to service during June of such quarterly service period).

•	If an Independent Director is newly appointed or elected to the Board at any time other than at an Annual Meeting, then (i) his or her first quarterly cash payment will be prorated to reflect the number of full calendar months of service between the effective date of the Independent Director’s appointment or election through the last day of the respective quarterly calendar period (e.g. if an Independent Director is appointed to the Board on January 15, then his or her first quarterly cash payment will be with respect to service during February and March of such quarterly calendar period), and (ii) his or her Class I Restricted Stock grant shall be prorated to reflect the number of calendar months between the date of his or her appointment or election to the Board and the next regularly scheduled Annual Meeting (e.g., if an Independent Director is appointed to the Board on January 15, then his or her first Class I Restricted Stock grant shall be prorated to reflect five months of service, assuming an Annual Meeting date in May).

•	If an Independent Director is not newly appointed or re-elected at the Annual Meeting, then he or she will not receive payment for services during the month of such Annual Meeting.